SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Filed by the Registrant                     X

Filed by a Party other than the Registrant  o

Check the appropriate box:

X     Preliminary Information Statement

o     Confidential, for Use of the Commission Only (as permitted by Rule
      14c-5(d)(2))

o        Definitive Information Statement

                                  Biofarm, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

X     No fee required.

o Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

o Fee paid previously with preliminary materials.

o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

                                                           Preliminary Materials

                                  BIOFARM, INC.
                         1255 Battery Street, Suite 200
                             San Francisco, CA 94111

                                 March 21, 2005

Dear Stockholder:

      I am writing to inform you that the Board of Directors of Biofarm, Inc., a Nevada corporation (the "Company"), and holders of a majority of the issued and outstanding shares of capital stock of the Company entitled to vote on the matter set forth herein, have approved the following corporate action in lieu of a meeting pursuant to Section 78.320 of the Nevada General Corporation Law:

      1. The amendment to the Company's Articles of Incorporation to (i) change the name of the Company to "friendlyway Corporation" and (ii) increase the total number of authorized shares of Common Stock, par value $0.001 per share, from 25,000,000 shares to 100,000,000 shares.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      This Information Statement, which describes the above corporate action in more detail, is being furnished to stockholders of the Company for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, this corporate action will not be effective until twenty (20) calendar days after the mailing of this Information Statement to the stockholders of the Company, at which time we will file the Certificate of Amendment with the Nevada Secretary of State to effectuate the name change and the increase in the total number of authorized shares of Common Stock.


                                           Sincerely,


                                           /s/  Alexander von Welczeck
                                           -------------------------------------
                                           Alexander von Welczeck,
                                           President and Chief Executive Officer

                                                           Preliminary Materials

                                  BIOFARM, INC.
                         1255 Battery Street, Suite 200
                             San Francisco, CA 94111

                              INFORMATION STATEMENT

                                                                  MARCH 21, 2004

      This Information Statement is being mailed to the stockholders of Biofarm, Inc., a Nevada corporation (sometimes hereinafter referred to as "we", "us" or the "Company"), on or about March 21, 2005 in connection with the corporate action referred to below. Our Board of Directors (the "Board") and holders of a majority of the issued and outstanding shares of our capital stock entitled to vote on the matter set forth herein have approved such matter. Accordingly, this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under Schedule 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of this corporate action. No other stockholder approval is required. The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on March 14, 2005 (the "Record Date").

          NO VOTE OR OTHER CONSENT OF THE STOCKHOLDERS IS SOLICITED IN
        CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU
            FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                CORPORATE ACTION

      The Nevada General Corporation Law permits the holders of a majority of the shares of our outstanding capital stock to approve and authorize actions by written consent of a majority of the shares outstanding as if the action were undertaken at a duly constituted meeting of the stockholders of the Company. Effective as of March 9, 2005, the holders (collectively, the "Majority Stockholders") of an aggregate of 15,560,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company which represented approximately 62.4% of the total votes entitled to be cast on the matter set forth herein, consented in writing without a meeting to the matter described below. As a result, no further votes will be needed. As of the Record Date, we had outstanding 24,928,130 shares of Common Stock. The corporate action described in this Information Statement will not afford stockholders the opportunity to dissent from the action described herein or to receive an agreed or judicially appraised value for their shares.

      The Board and the Majority Stockholders have consented to the adoption and filing of a Certificate of Amendment ("Certificate of Amendment") to the Articles of Incorporation of the Company in the form of Exhibit A attached to this Information Statement, which provides for: (i) the change in the name of the Company to "friendlyway Corporation" and (ii) the increase in the total number of authorized shares of Common Stock, par value $0.001 per share, from 25,000,000 shares to 100,000,000 shares.

                                                           Preliminary Materials

                     AMENDMENT TO ARTICLES OF INCORPORATION

         Effective as of March 9, 2005, the Board and the Majority Stockholders adopted resolutions to amend our Articles of Incorporation to: (i) the change in the name of the Company to "friendlyway Corporation" and (ii) the increase in the total number of authorized shares of Common Stock, par value $0.001 per share, from 25,000,000 shares to 100,000,000 shares.

      A.    Name Change.

      The change in the corporate name is deemed necessary to more accurately reflect the current business activities of the Company in its name. The Board believes that a change in the corporate name to "friendlyway Corporation" will better communicate to the public the current and future nature of the Company's business operations and enable the Company to better implement its business plan.

      After the name change, the Company will apply for a new CUSIP number for its Common Stock and it is anticipated that the Company's trading symbol for the OTC Bulletin Board will be changed from "BIOF". The proposed name change will not have any material affect on our business, operations, reporting requirements or stock price. Stockholders will not be required to have new stock certificates reflecting the name change. New stock certificates will be issued in due course as old certificates are tendered to our transfer agent.

      B.    Increase of Authorized Shares of Common Stock.

      As of the Record Date, of the 25,000,000 total authorized shares, we had outstanding 24,928,130 shares of Common Stock. Moreover, pursuant to Section
10.2 of that certain Share Exchange Agreement (the "Exchange Agreement") dated effective as of August 13, 2004 by and among the Company, friendlyway, Inc. a Delaware corporation ("FWAY") and FWAY's stockholders (collectively, the "FWAY Stockholders"), the Company may be required issue to the FWAY Stockholders additional shares of the Company's Common Stock. Finally, 350,000 shares (the "350,000 Shares") of Common Stock have been duly authorized and approved for issuance but remain unissued because the aggregate number of shares of Common Stock that the Company is currently authorized to issue is only 25,000,000 shares. Included in the 350,000 shares are 200,000 shares of Common Stock to be issued to Hermes Kreditversicherungs AG in conjunction with the settlement of a lawsuit against the Company in the year 2004; 50,000 shares of Common Stock, each, to be issued to the Company's directors Herbert McDonald and David R. Stith in consideration for their services as the Company's Board members prior to the closing of the Exchange Agreement; and up to 50,000 shares of Common Stock to be issued to various parties who may purchase shares of Common Stock under a certain subscription arrangement entered into by the Company prior to the closing of the Exchange Agreement.

      In approving the increase in the authorized shares of Common Stock, the Board believed that the number of authorized shares of Common Stock remaining available was not sufficient to enable us to fulfill, if necessary, our obligations under Section 10.2 of the Exchange Agreement and to respond to potential business opportunities and pursue important objectives that may present themselves. Moreover, the number of authorized shares is insufficient to issue the 350,000 Shares. Accordingly, the Board believed it was in the Company's best interests to increase the number of authorized shares of Common Stock as described above. The Board also believed that the availability of such shares will provide us with the flexibility to issue Common Stock for proper corporate purposes that may be identified by the Board from time to time, such as stock dividends (including stock splits in the form of stock dividends), financings, acquisitions, or strategic business relationships.

                                                           Preliminary Materials

      Further, the Board believed the availability of additional shares of Common Stock will enable us to attract and retain talented employees through the grant of additional stock options and other stock-based incentives. An important part of our business strategy is to develop various technologies, including through the acquisition of assets and businesses deemed synergistic with our operations. Although we do not currently have any agreements with respect to future acquisitions, we continue to review acquisition opportunities. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and a person who does not purchase additional shares will not be able to maintain his or her pro rata interest of a stockholder's percentage voting power.

      The authorized shares of Common Stock in excess of those issued or reserved for issuance, will be available for issuance at such times and for such corporate purposes as the Board may deem advisable without further action by our stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock do not have preemptive rights. The Board does not intend to issue any Common Stock except on terms that the Board deems to be in the best interest of the Company and its then-existing stockholders.

      The Board did not approve this proposed amendment with the intent to use the ability to issue additional Common Stock to discourage tender offers or takeover attempts. However, the availability of authorized Common Stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company. The proposed amendment is not in response to any effort on the part of any party to accumulate material amounts of Common Stock or to acquire control of the Company by means of merger, tender offer, proxy contest or otherwise, or to change the Company's management. In addition, the corporate action is not part of any plan by management to recommend a series of similar amendments to the Board and the stockholders.

      Effective upon the filing of the Certificate of Amendment with the Nevada Secretary of State, (i) the name of the Company will be "friendlyway Corporation" and (ii) the total number of authorized shares of Common Stock will be 100,000,000. We expect to file the Certificate of Amendment as soon as practicable following the twenty (20) calendar day period after this Information Statement is first mailed to the stockholders entitled to receive this Information Statement.

A.    Principal Stockholders and Security Ownership of Management.

      The following table sets forth information as of the Record Date with regard to the beneficial ownership of outstanding shares of Common Stock by (i) each person known by the Company to own beneficially five (5%) percent or more of the outstanding shares of the Company's Common Stock; (ii) each director and executive officer individually; and (iii) all executive officers and directors of the Company as a group:

                                                           Preliminary Materials

                                         Number of Shares of
Name and Address                         Common Stock                          Percentage (%) of
Of Beneficial Owner(1)                   Beneficially Owned(2)                 Class Outstanding(3)
----------------------                   ---------------------                 --------------------
Alexander von Welczeck                   8,659,999                             34.74%
c/o friendlyway, Inc.
1255 Battery Street, Suite 200
San Francisco, CA  94111

Klaus Trox                               6,000,001(4)                          24.07%
c/o friendlyway AG
Muenchnerstr. 12-16
85774 Unterfoehring
Germany

Henry Lo                                 900,000                               3.61%
c/o friendlyway, Inc.
1255 Battery Street, Suite 200
San Francisco, CA  94111

Allan Esrine                             200,000                               *
174 East 64th Street
New York, NY  10021

David R. Stith                           86,500                                *
721 St. Davids Avenue
Warminster, PA  18974

Herbert McDonald                         70,000                                *
110 Pugh Road
Wayne, PA  19807-5329

Desiree L. Pierson                       11                                    *
244 Main Street
Linfied, PA  19468-1020

Directors and Officers as                15,916,511                            63.85%
a Group (7 persons)

      * Constitutes less than 1%

      1. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned.

      2. Beneficial ownership as reported in the table above has been determined in accordance with Instruction (4) to Item 403 of Regulation S-B of the Exchange Act.

      3. All percentages for Common Stock are calculated based upon a total of 24,928,130 shares outstanding as of the Record Date, plus, in the case of the person for whom the calculation is made, that number of shares of Common Stock that such person has the right to acquire within sixty (60) days after the Record Date.

      4. Includes 6,000,001 shares held by friendlyway, AG ("AG") of which Mr. Trox is a member of the AG's Board of Managing Directors ("Vorstand"). Mr. Trox disclaims beneficial ownership of these shares.

                                                           Preliminary Materials

B.    No Solicitation of Proxies.

      We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy. This Information Statement is furnished to stockholders pursuant to the requirements of Section 14(c) under the Exchange Act to report actions taken by written consent of the Majority Stockholders. No action is required upon the part of any other stockholder, and no proxy is being solicited. We will pay the expenses of furnishing this Information Statement, including the cost of preparing, assembling and mailing this Information Statement.

C.    Interest of Certain Persons in Matters to be Acted Upon.

      Pursuant to Section 10.2 of the Exchange Agreement, the Company may be obligated to issue up to 3,834,390 additional shares of the Company's Common Stock (the "Additional Shares") to the FWAY Stockholders in order to indemnify the FWAY Stockholders for a greater number of outstanding shares as of the closing date of the Exchange Agreement than was represented by the Company. Of this amount, the following directors and officers of the Company may receive additional shares of Common Stock: (a) Alexander von Welczeck - up to 1,844,725 shares and Henry Lo - up to 191,720 shares. Moreover, AG may receive up to 1,278,386 shares (Klaus Trox is a member of AG's Vorstand and is deemed a beneficial owner of such shares).

      Furthermore, included in the 350,000 Shares are 100,000 shares previously approved to be issued by the Board to Messrs. Herbert S. McDonald and David R. Stith for services rendered to this Company. Following the increase of the total number of authorized shares of Common Stock from 25,000,000 shares to 100,000,000 shares, Messrs. Herbert S. McDonald and David R. Stith will each receive 50,000 shares of Common Stock.

      The following table sets forth information with regard to the beneficial ownership of outstanding shares of Common Stock by (i) each person known by the Company to own beneficially five (5%) percent or more of the outstanding shares of the Company's Common Stock; (ii) each director and executive officer individually; and (iii) all executive officers and directors of the Company as a group subsequent to the increase of the total number of authorized shares and assuming that the Additional Shares and the 350,000 shares have been issued:

                                                           Preliminary Materials

                                         Number of Shares of
Name and Address                         Common Stock                          Percentage (%) of
Of Beneficial Owner                      Beneficially Owned                    Class Outstanding
-------------------                      ------------------                    -----------------
Alexander von Welczeck                   10,504,724                            36.08%
c/o friendlyway, Inc.
1255 Battery Street, Suite 200
San Francisco, CA  94111

Klaus Trox                               7,278,387                             25.00%
c/o friendlyway AG
Muenchnerstr. 12-16
85774 Unterfoehring
Germany

Henry Lo                                 1,091,720                             3.75%
c/o friendlyway, Inc.
1255 Battery Street, Suite 200
San Francisco, CA  94111

Allan Esrine                             200,000                               *
174 East 64th Street
New York, NY  10021

David R. Stith                           136,500                               *
721 St. Davids Avenue
Warminster, PA  18974

Herbert McDonald                         120,000                               *
110 Pugh Road
Wayne, PA  19807-5329

Desiree L. Pierson                       11                                    *
244 Main Street
Linfied, PA  19468-1020

Directors and Officers as                19,131,331                            65.72%
a Group (7 persons)

      * Constitutes less than 1%

      Excepting the foregoing regarding the issuances of additional shares to certain officers and directors pursuant to the Exchange Agreement and the share issuance to Messrs. Herbert S. McDonald and David R. Stith, no director, officer, nominee for election as a director, associate of any director, officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest.

D.    Delivery of Documents to Security Holders Sharing an Address.

      One Information Statement will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, we will undertake to promptly deliver a separate copy of the Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning our offices at (415) 248-8008 or by mail to our address at 1255 Battery Street, Suite 200, San Francisco, California 94111,
Attn: Secretary.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ Alexander von Welczeck
                                           -------------------------------------
                                           Alexander von Welczeck,
                                           President and Chief Executive Officer

San Francisco, California
March 21, 2005

                                                           Preliminary Materials

                                   EXHIBIT "A"

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                OF BIOFARM, INC.

      The undersigned, Alexander von Welczeck, President and Chief Executive Officer of Biofarm, Inc., a Nevada corporation (the "Company"), acting pursuant to the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes, does hereby certify as follows:

      1. That, at a meeting of the Board of Directors (the "Board"), resolutions were duly adopted setting forth an amendment of the Company's Articles of Incorporation, declaring said amendment to be advisable and directing that said amendment be considered at an annual or special meeting of stockholders or by written consent. The amendments (the "Amendments") approved by the Board were as follows:

            (a)   The  first  Article  shall be  amended  and  read as  follows:


                  "First.   The   name  of  the   corporation   is   friendlyway
                  Corporation."

            (b)   The fourth Article shall be amended and read as follows:

                  "Fourth.  The aggregate  number of shares that the corporation shall have authority to issue shall be One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share ("Common Stock"), and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share ("Preferred Stock").

                  The  following  is a statement  of the  designations,  powers, preferences, and rights, and the qualifications, limitations or restrictions with respect to the Preferred Stock of the Company: The shares of Preferred Stock may be issued in one or more series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series. Authority is hereby expressly granted to the Board of Directors of the Company to fix, subject to the provisions herein set forth and the Nevada General Corporation Law, before the issuance of any shares of a particular series, the number, designations, and relative rights, preferences, and limitations of the shares of such series."

      2. That the number of shares of Common Stock outstanding and eligible to vote on the Amendments is 24,928,130; that the said change(s) and amendment has been consented to and approved a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

      IN WITNESS WHEREOF, Biofarm, Inc. has caused this Certificate of Amendment of the Articles of Incorporation to be signed by Alexander von Welczeck, its President and Chief Executive Officer this ____ day of March 2005.

                                           /s/ Alexander von Welczeck
                                           -------------------------------------
                                           Alexander von Welczeck, President/CEO